EXHIBIT 21.1 Subsidiaries of the Registrant
State in Which Incorporated

Vermont Electric Power Company, Inc. (b) (F2)

Vermont Yankee Nuclear Power Corporation (b) (F2)

C.V. Realty, Inc. (a) (F1)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (a) (F1)

Custom Investment Corporation (a) (F1)

Catamount Resources Corporation (a) (F1)

   Eversant Corporation (a) (c) (F1)

Vermont Vermont Vermont Vermont Vermont Vermont Vermont
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(FN) (F1) (F2)

(a)  Included in consolidated financial statements

(b)  Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02 (w)
       defining a "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.

(c)  Eversant Corporation has two wholly owned subsidiaries operating in the United States.